UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2007

BIDZ.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of		(IRS Employer
incorporation or organization)	(Commission File Number)	Identification Number)

3562 Eastham Drive Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)           On April 18, 2007, the Company’s Board of Directors adopted amendments to the Company’s Code of Conduct to include provisions relating to Media Contacts and Public Communications, Gifts and Entertainment, Political Contributions and Gifts, International Business Laws, and Compliance Standards and Procedures.  A copy of the Company’s Code of Conduct, as amended, is attached hereto as Exhibit 10.1.  The Code of Conduct, as amended, shall be posted in the Shareholders’ Information section of the Company’s website at www.bidz.com.

(b)           Not applicable.

(c)           Not applicable.

Section 8 – Other Events

Item 8.01 Other Events.

Attached hereto as Exhibits 10.2 and 10.3, respectively, is a letter to shareholders, dated April 10, 2007, and Frequently Asked Questions Regarding Bidz.com’s OTCBB/NASDAQ Listing, mailed to the Company’s shareholders on or about April 12, 2007.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description
10.1	Code of Conduct, as amended
10.2	Letter to Shareholders, dated April 10, 2007
10.3	Frequently Asked Questions Regarding Bidz.com’s OTCBB/NASDAQ Listing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2007	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer